Exhibit 5.1

HUNTON ANDREWS KURTH LLP FILE NO: 125652.0000001

August 26, 2022

PBF Energy Inc.
One Sylvan Way, Second Floor
Parsippany, NJ 07054

Re: Registration Statement on Form S-4; Class A Common Stock of PBF Energy Inc.

Ladies and Gentlemen:

We have acted as counsel to PBF Energy Inc., a Delaware corporation (the “Company”), in connection with the offering by the Company of shares of Class A Common Stock, par value $0.001 per share (“Common Stock”), of the Company.  Such offering is being registered with the U.S. Securities and Exchange Commission (the “SEC”), pursuant to the Company’s registration statement on Form S-4 filed with the SEC on August 26, 2022 (the “Registration Statement”).  The shares of Common Stock that may be issued by the Company pursuant to such offering are referred to in this opinion as “Shares” and are to be issued upon consummation of the merger (the “Merger”) to be effected pursuant to the terms and conditions of the Agreement and Plan of Merger dated as of July 27, 2022 (the “Merger Agreement”) by and among the Company, PBF Energy Company LLC, a Delaware limited liability company, PBFX Holdings Inc., a Delaware corporation, Riverlands Merger Sub LLC, a Delaware limited liability company, PBF Logistics LP, a Delaware limited partnership, and PBF Logistics GP LLC, a Delaware limited liability company.  The Company is conducting such offering pursuant to the Company’s prospectus (the “Prospectus”) included in the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions set forth herein, we have read and examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, the certificate of incorporation and bylaws of the Company, in each case, filed as an exhibit to the Registration Statement, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.  In our examination, we have assumed, without independent investigation (a) the genuineness of the signatures on all documents that we have examined, (b) the legal capacity of all natural persons, (c) the authenticity of all documents supplied to us as originals, (d) the conformity to the authentic originals of all documents supplied to us as certified, photostatic, facsimile, electronic or otherwise reproduced copies and (e) the authenticity of the originals of such latter documents.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of officers and other representatives of the Company and (ii) statements and certifications of public officials and others.

PBF Energy Inc.
August 26, 2022

We have also assumed that all Shares issued pursuant to the terms of the Merger Agreement will be duly registered by the registrar for Common Stock in the stock register maintained by such registrar.

Our opinions expressed herein are limited to the Delaware General Corporation Law, and we express no opinion as to the laws of any other jurisdiction.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when Shares are issued in accordance with the terms Merger Agreement and in the manner described in the Prospectus, such Shares will be duly authorized, validly issued, fully paid and nonassessable.

We consent to the filing by you of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Prospectus.  In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC.

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law.

Very truly yours,
/s/ Hunton Andrews Kurth